Exhibit 99.1

Montage Resources Corporation Announces 2020 Capital Expenditure Budget and Financial and Operating Guidance

IRVING, TX- February 4, 2020- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today announced its 2020 capital expenditure budget and first quarter and full year 2020 financial and operating guidance.

Highlights include:

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2020 estimated average net daily production volumes of 570 to 590 MMcfe per day, an increase of approximately 6% at the midpoint when compared to the midpoint of the Company’s latest 2019 production guidance of 548.5 MMcfe per day

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2020 estimated net capital expenditure budget of $190 - $210 million, a decrease of approximately 44% at the midpoint when compared to the midpoint of the Company’s latest 2019 capital expenditure guidance of $357.5 million

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2020 per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) of $1.25 to $1.35 per Mcfe, a decrease of approximately 2% at the midpoint when compared to the midpoint of the Company’s latest 2019 per unit cash production cost guidance of $1.33 per Mcfe

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2020 natural gas production is approximately 56% hedged at a weighted average floor price of $2.64 per MMBtu[1] and oil production is approximately 52% hedged at a weighted average floor price of $57.13 per barrel of oil based upon the midpoint of our full year 2020 production guidance

•

The Company’s 2020 development plan continues to focus on high return liquids-rich Marcellus development and targets free cash flow generation, continued cost reductions and preservation of the balance sheet in the current commodity price environment

John Reinhart, President and CEO, commented, “Upon reflection of our many accomplishments during 2019, I remain extremely impressed with the high quality asset base at Montage, the optimized planning and capital allocation processes in place, and this team’s capabilities to outperform operational forecasts with a high level of capital efficiency.  The results already delivered in 2019 demonstrate the Company’s ability to deliver upon the financial and operational objectives outlined during the close of the Blue Ridge Mountain Resources merger just eleven months ago. Since the close of the transformative merger in February 2019, we executed on a plan that significantly reduced cycle times, lowered peer-leading well costs, substantially lowered production costs, achieved our G&A synergies targeted, expanded our basin-leading cash operating margins and delivered free cash flow neutrality ahead of schedule. Management remains very focused on maintaining our balance sheet strength and building upon the financial progress made to-date with continued efforts targeting commercial agreement negotiations, capital and expense cost reductions, and cycle time improvements in 2020. Our capital expenditure budget demonstrates the high-quality assets and execution efficiencies of the Company in delivering moderated production growth from significantly lower year-over-year capital spending.  As we progress into 2020, we will continue to monitor commodity prices and incremental development cost reductions in order to dynamically adjust our level of capital expenditures as necessary in order to preserve the financial strength of the company while targeting free cash flow generation.  We anticipate that incremental cash flow generation in 2020 will be used to pay down debt and reduce financial leverage (which ended the third quarter of 2019 at a leverage ratio of approximately 1.7 times). Given the differentiation of our business model and the strong credibility we have achieved through our proven execution, we believe that our 2020 plan will allow us to deliver upon our objectives and generate value for our shareholders.”

1.For purposes of calculating three-way floor price, the higher put value was used

2020 Capital Expenditure Budget

The Board of Directors has approved an initial capital expenditure budget for 2020 of approximately $190 - $210 million based upon an approximate one rig drilling program, with the wells drilled expected to average approximately 12,000 feet in lateral length.  This capital budget is allocated approximately 95% for drilling and completions activities and 5% for land capital requirements, and development activity is concentrated in the Company’s stacked pay area within the Ohio Marcellus and Utica Dry gas areas located in Monroe County.  The initial capital budget assumes the drilling of between 17 to 20 gross horizontal shale wells, the completion of 18 to 22 gross horizontal shale wells and between 21 to 24 gross horizontal shale wells turned to sales, with approximately 60% of the capital spend weighted toward the first half of 2020. The Company anticipates approximately 65% of the wells drilled to be in the Company’s Ohio Marcellus acreage and approximately 35% in the Ohio Utica Dry gas acreage area.

Net production volumes for 2020 are expected to be between 570 to 590 MMcfe per day with approximately 80% of 2020 production from natural gas and approximately 20% from oil and natural gas liquids. The projected production profile for 2020 remains significantly above the Company’s firm transportation commitments and provides multiple options regarding the development activity, while also allowing the Company to continue to maximize its realized natural gas price from a balanced portfolio of sales points both in-basin and out-of-basin.

Guidance

The Company issued the following first quarter and full year 2020 guidance in the table below:

	Q1 2020	FY 2020
Production MMcfe/d	585 - 600	570 - 590
% Gas	79% - 81%	79% - 81%
% NGL	11% - 13%	11% - 13%
% Oil	7% - 9%	7% - 9%
Gas Price Differential ($/Mcf)[1]	$(0.10) - $(0.20)	$(0.20) - $(0.30)
Oil Differential ($/Bbl)[1]	$(7.75) - $(8.75)	$(7.75) - $(8.75)
NGL Prices (% of WTI)[1]	30% - 35%	30% - 35%
Cash Production Costs ($/Mcfe)[2]	$1.25 - $1.35	$1.25 - $1.35
Cash G&A ($mm)	$9 - $11	$33 - $37
CAPEX ($mm)		$190 - $210

1.	Excludes impact of hedges and cost of firm transportation
2.	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes

Cash General and Administrative Expenses

Cash General and Administrative Expenses, or Cash G&A, is a non-GAAP financial measure used by the Company in the Guidance Table to provide a measure of administrative expenses used by many investors and published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

Guidance
$ thousands	For the Three Months Ending March 31, 2020	For the Year Ending December 31, 2020
General and administrative expenses, estimated to be reported	$10,000 - $14,000	$39,000 - $46,000
Stock-based compensation expenses	(1,000 - 2,000)	(6,000 - 8,000)
Cash general and administrative expenses	$9,000 - $12,000	$33,000 - $38,000
Merger-related expenses	(0 - 1,000)	(0 - 1,000)
Cash general and administrative expenses, excluding merger-related expenses	$9,000 - $11,000	$33,000 - $37,000

About Montage Resources

Montage Resources is an exploration and production company with approximately 218,000 net effective undeveloped acres currently focused on the Utica and Marcellus Shales of southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” ”should,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” “position,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Montage Resources’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2019 (the “2018 Annual Report”), in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

Forward-looking statements may include, but are not limited to, statements about Montage Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.  Forward-looking statements also may include statements relating to the combination with Blue Ridge, including statements regarding integration and transition plans, synergies, cost savings, opportunities, anticipated future performance, benefits of the transaction and its impact on Montage Resources’ business, operations, assets, results of operations, liquidity, and financial position, and any statements of assumptions underlying any of the foregoing.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2018 Annual Report, in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.  In addition, forward-looking statements are subject to risks and uncertainties related to the combination with Blue Ridge, including, without limitation, failure to realize or delays in realizing expected synergies or other benefits of the transaction, difficulties in integrating the combined operations, disruption of management time from ongoing business operations due to the transaction, adverse effects on the ability of Montage Resources to retain and hire key personnel and maintain relationships with suppliers and customers, negative effects of consummation of the transaction on the market price of the Company’s common stock, transaction costs, unknown liabilities or unanticipated expenses.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris

Vice President, Investor Relations

469-444-1736

dkris@mresources.com